Schedule A

FUNDS

1.Aggressive Growth Fund

2.California Bond Fund

3.Capital Growth Fund

4.Cornerstone Aggressive Fund

5.Cornerstone Conservative Fund

6.Cornerstone Equity Fund

7.Cornerstone Moderate Fund

8.Cornerstone Moderately Aggressive Fund

9.Cornerstone Moderately Conservative Fund

10.Emerging Markets Fund

11.Extended Market Index Fund

12.Global Equity Income Fund

13.Global Managed Volatility Fund

14.Government Securities Fund

15.Growth & Income Fund

16.Growth Fund

17.Growth and Tax Strategy Fund

18.High Income Fund

19.Income Fund

20.Income Stock Fund

21.Intermediate-Term Bond Fund

22.International Fund

23.Money Market Fund

24.Nasdaq-100 Index Fund

25.New York Bond Fund

26.Precious Metals and Minerals Fund

27.S&P 500 Index Fund

28.Science & Technology Fund

29.Short-Term Bond Fund

30.Small Cap Stock Fund

31.Target Managed Allocation Fund

32.Target Retirement 2030 Fund

33.Target Retirement 2040 Fund

34.Target Retirement 2050 Fund

35.Target Retirement 2060 Fund

36.Target Retirement Income Fund

37.Tax Exempt Intermediate-Term Fund

38.Tax Exempt Long-Term Fund

39.Tax Exempt Money Market Fund

40.Tax Exempt Short-Term Fund

41.Treasury Money Market Trust

42.Ultra Short-Term Bond Fund

43.Value Fund

44.Virginia Bond Fund

45.Sustainable World Fund

As of December 09, 2022

A-1